Exhibit 10.31

                                TOYS "R" US, INC.
                              AMENDED AND RESTATED
                         1997 EMPLOYEE STOCK OPTION PLAN

      The following is the complete text of the Plan, as amended and restated as of June 30, 2000.

                                    ARTICLE 1

                            ESTABLISHMENT AND PURPOSE

      1.1 Establishment and Effective Date. Toys "R" Us, Inc., a Delaware corporation (the "Company"), hereby establishes a stock option plan to be known as the Toys "R" Us, Inc. 1997 Employee Stock Option Plan (the "Plan"). The Plan shall become effective as of September 9, 1997.

      1.2 Purpose. The purpose of the Plan is to encourage and enable all eligible employees (subject to such requirements as may be prescribed by the Management Compensation and Stock Option Committee (the "Committee")) of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's common stock, par value $.10 per share ("Common Stock"). Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries.

                                    ARTICLE 2

                                     AWARDS

      2.1 Form of A wards. Awards under the Plan may be granted in the form of stock options ("Options") that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

      2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 15,000,000 subject to adjustment pursuant to Article 8 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option expires unexercised or is terminated, surrendered or cancelled without being exercised in whole for any reason, the shares of Common Stock covered by such Option shall be available for subsequent awards of Options under the Plan upon such terms as the Committee may determine. In addition, shares of Common Stock withheld in payment of taxes relating to Options, and the number of shares of Common Stock equal to the number of shares surrendered in payment of the exercise price of Options or taxes relating to Options, shall be available for subsequent awards of Options under the Plan upon such terms as the Committee may determine.


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

      2.3 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, at its discretion, to require employees to return to the Company Options previously granted under the Plan. Subject to the provisions of the Plan, such new Option shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.

                                    ARTICLE 3

                                 ADMINISTRATION

      3.1 Committee. Awards shall be determined, and the Plan shall be administered by, the Committee.

      3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; and (ii) to determine the employees to whom, and the time or times at which, Options shall be granted.

      3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also delegate to the Chief Executive Officer of the Company the authority, subject to such terms as the Committee shall determine, to perform any and all functions as the Committee may determine. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

      3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all employees who have received awards under the Plan and all other interested persons.

      3.5 Liability, Indemnification. No member of the Committee, nor the Chief Executive Officer, or any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Options granted thereunder, and each member of the Committee, the Chief Executive Officer and each person to whom ministerial duties have been delegated shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between such member, the Chief Executive Officer and the Company.


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

                                    ARTICLE 4

                                   ELIGIBILITY

      Options may be granted to all employees of, and consultants and agents to, the Company or any of its subsidiaries other than Executive Officers (who are subject to Rule 16(b) of the Securities Exchange Act of 1934) of the Company. In determining the employees to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the nature of the services rendered by such employees, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.

      As used herein, the term "subsidiary" shall mean any present or future corporation, partnership or joint venture in which the Company owns, directly or indirectly, 40% or more of the economic interests.

                                    ARTICLE 5

                                  STOCK OPTIONS

      5.1 Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

      5.2 Option Price. The purchase price per share under each Option shall be specified by the Committee, but in no event shall it be less than 90% of the Market Price on the date the Option is granted. In no case, however, shall the purchase price per share of an Option be less than the par value of the Common Stock ($.10).

      The "Market Price" of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be the average of the high and low reported Consolidated Trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter-dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day.

      5.3 Exercise and Payment. Options may be exercised in whole or in part. Common Stock purchased upon exercise of Options shall be paid for in full at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, through delivery of shares of Common Stock or a combination of cash and Common Stock, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise.


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

      5.4 Term. The term of each Option granted under the Plan shall be determined by the Committee.

      5.5 Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      5.6 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

      The Board or the Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Company represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also selling forth such other terms and conditions as the Board or the Committee may prescribe.

                                    ARTICLE 6

                          NONTRANSFERABILITY OF OPTIONS

      No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section 7.4 hereof.

      Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Options granted under the Plan to provide that the recipient of such Options may transfer any such Options other than by will or the laws of descent and distribution in any manner authorized under applicable law.


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

                                    ARTICLE 7

                      EFFECT OF TERMINATION OF EMPLOYMENT,
                    RELOCATION EVENT, DISABILITY, RETIREMENT
                                    OR DEATH

      7.1 General Rule. Except as expressly determined by the Committee in its sole discretion, no Option shall be exercisable after thirty (30) days following the recipient's termination of employment with the Company or a subsidiary, unless such termination of employment occurs by reason of (i) a Relocation Event (as defined in Section 7.2); (ii) Retirement (as defined in Section 7.3); or
(iii) death.

      Options shall not be affected by any change of employment so long as the recipient continues to be employed by either the Company or a subsidiary. The Committee may, in its sole discretion, cause any Option to be forfeited upon an employee's termination of employment if the employee was terminated for one (or more) of the following reasons: (i) the employee's conviction, or plea of guilty or nolo contendere to the commission of a felony; (ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary; (iii) an act of dishonesty by the employee resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary; (iv) any breach of the employee's fiduciary duties to the Company as an employee; or (v) a violation by the employee of the Toys "R" Us Ethics Agreement or any other serious violation of a Company policy. It shall be within the sole discretion of the Committee to determine whether the employee's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

      7.2 Relocation Event. Options granted to an employee shall remain outstanding after termination of such employee's employment with the Company or a subsidiary, if such termination solely occurs by reason of a "Relocation Event," which shall be deemed to occur if: (i) husband and wife are both current employees of the Company; (ii) the Company transfers one spouse to a new location; (iii) the Company is unable to offer the other spouse a position that is substantially comparable to his or her current position; and (iv) as a result, the other spouse s employment with the Company is terminated and the other spouse, as recipient, holds outstanding Options.

      In case of a Relocation Event, the Options held by a terminated employee shall be exercisable for a period equal to the lesser of: (i) the period such Options would be exercisable absent the termination of such employee; and (ii) the period such Options would be exercisable if granted to the spouse continuing in the Company's employ on the date originally granted to the terminated spouse.

      7.3 Disability or Retirement. Except as expressly provided otherwise in the written agreement relating to any Option granted under the Plan, in the event of the Disability or Retirement of a recipient of Options, the Options which are held by such recipient on the date of such Disability or Retirement, whether or not otherwise exercisable on such date, shall be exercisable at any time until the expiration date of the Options.


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

      "Disability" shall mean any termination of employment with the Company or a subsidiary because of a long-term or total disability, as determined by the Committee in its so1e discretion. "Retirement" shall mean a termination of employment with the Company or a subsidiary either: (i) on a voluntary basis by a recipient who is at least fifty-five (55) years of age and who has at least ten (10) years of service with the Company or a subsidiary; or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

      7.4 Death. In the event of the death of a recipient of Options while an employee of the Company or any subsidiary, Options which are held by such employee at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees at any time within three (3) years from the date of death, at which time such Options shall terminate.

      In the event of the death of a recipient of Options following a termination of employment due to Retirement or Disability, if such death occurs before the Options are exercised, the Options which are held by such recipient on the date of termination of employment, whether or not otherwise exercisable on such date, shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees to the same extent such Options were exercisable by the recipient following such termination of employment.

      7.5 Leave of Absence. In the case of an employee on an approved leave of absence, the Options and Stock Appreciation Rights of such employee shall not be affected unless such leave is longer than six months. The date of exercisability of any Options or Stock Appreciation Rights of an employee which are unexercisable at the beginning of an approved leave of absence lasting longer than six months shall be postponed for a period equal to the length of such leave of absence but not beyond the term of the Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options of Stock Appreciation Rights due to a leave of absence.


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

                                    ARTICLE 8

                    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

      Notwithstanding any other provision of the Plan, the Committee may: (i) at any time, make or provide for such adjustments to the Plan or to the number and class of shares available thereunder; or (ii) at the time of grant of any Options, provide for such adjustments to such Options as the Committee shall deem appropriate to prevent dilution or enlargement of rights, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations and the like.

                                    ARTICLE 9

                            AMENDMENT AND TERMINATION

      The Board or the Committee may suspend, terminate, modify or amend the Plan at any time and from time to time. Any Plan amendment shall become effective upon the date stated therein, and shall be binding on the Company, except as otherwise provided in such amendment. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.

                                   ARTICLE 10

                                WRITTEN AGREEMENT

      Each award of Options shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

                                   ARTICLE 11

                                CHANGE OF CONTROL

      11.1 Vesting of Options. All unvested Options shall vest immediately on the date of a Change of Control (as defined below), unless, in connection with such transaction, (i) such Options are to remain outstanding, (ii) such Options are assumed by the surviving corporation or its parent, or (iii) the surviving corporation or its parent substitutes options and awards with substantially the same terms for such Options.


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

      A "Change of Control" shall mean: (a) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination each of the following would be correct: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the person resulting from such Business Combination (including, without limitation, a person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company common stock and outstanding Company voting securities, as the case may be, and (ii) no person (excluding (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which such person has a material equity interest, or any `Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended) of such entity) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (b) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      11.2 Officer's Employment. In the event the employment of an officer of the Company is terminated (other than for cause), within 12 months following a Change of Control, all unvested Options shall vest immediately on the later of the date of termination or the date of the Change of Control and all such Options may be exercised until the earlier of (x) the thirty-month anniversary date of the date of termination and (y) the expiration date of such Options.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

      12.1 Tax Withholding. The Company shall have the right to require employees or their Designated Beneficiaries, personal representatives, heirs or legatees to remit to the Company an amount sufficient to satisfy his or her minimum Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy the minimum withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her tax withholding obligation either by: (i) surrendering shares owned by the employee; or (ii) having the Company withhold from shares otherwise deliverable


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

to the employee. Shares surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

      12.2 Successor. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organization succeeding to all or substantially all of the assets and business of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and subject to Article 9 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

      12.3 General Creditor Status. Employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee or Designated Beneficiary, personal representative, heir or legatee of such employee. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

      12.4 No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 10 hereof, nor the grant of any award, shall confer upon any employee any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such employee's employment at any time.

      12.5 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or sent by regular mail addressed: (i) to the employee at the employee's address as set forth in the books and records of the Company or its subsidiaries; or (ii) to the Company or the Committee at the principal office of the Company clearly marked "Attention: Management Compensation and Stock Option Committee."

      12.6 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      12.7 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements thereunder, shall be construed in accordance with and governed by the laws of the State of New York.


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